                                   EXHIBIT 11
                               KMART CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

     ($ Millions, except per share data)                                 13 Weeks Ended                  26 Weeks Ended
                                                                   ----------------------------    ----------------------------

                                                                     July 28,        July 29,        July 28,        July 29,
                                                                       1999            1998            1999            1998
                                                                   -------------   ------------    -------------   ------------

     I.  Basic earnings (loss) per common share:

         (a) Income from continuing operations                     $        134    $        80     $        201    $       127
         (b) Discontinued operations                                       (230)             -             (230)             -
                                                                   -------------   ------------    -------------   ------------

         (c) Net income (loss)                                     $        (96)   $        80     $        (29)   $       127
                                                                   =============   ============    =============   ============


         (d) Weighted average common shares outstanding                   495.2          492.9            494.6          491.3
                                                                   =============   ============    =============   ============



         Basic earnings (loss) per common share:

         Income from continuing operations (a)/(d)                 $       0.27    $      0.16     $       0.41    $      0.26
         Discontinued operations (b)/(d)                                  (0.47)             -            (0.47)             -
                                                                   -------------   ------------    -------------   ------------

         Net income (loss) (c)/(d)                                 $      (0.20)   $      0.16     $      (0.06)   $      0.26
                                                                   =============   ============    =============   ============




     II. Diluted earnings (loss) per common share:


         Income from continuing operations                         $        134    $        80     $        201    $       127
         Add:  Dividends Preferred Stock, Net                                12             12               25             25
                                                                   -------------   ------------    -------------   ------------

         (e) Income from continuing operations                              146             92              226            152
         (f) Discontinued operations                                       (230)             -             (230)             -
                                                                   -------------   ------------    -------------   ------------

         (g) Net income (loss)                                     $        (84)   $        92     $         (4)   $       152
                                                                   =============   ============    =============   ============



         Weighted average common shares outstanding                       495.2          492.9            494.6          491.3
         Weighted average trust convertible preferred securities
          outstanding                                                      66.7           66.7             66.7           66.7

         Stock Option Dilution Activity                                     5.1           11.0              5.7           10.2
                                                                   -------------   ------------    -------------   ------------


         (h) Applicable common shares, as adjusted                        567.0          570.6            567.0          568.2
                                                                   =============   ============    =============   ============


         Diluted earnings (loss) per common share:


         Income from continuing operations (e)/(h)                 $       0.26    $      0.16     $       0.40    $      0.27
         Discontinued operations (f)/(h)                                  (0.41)             -            (0.41)             -
                                                                   -------------   ------------    -------------   ------------

         Net income (loss) (g)/(h)                                 $      (0.15)   $      0.16     $      (0.01)   $      0.27
                                                                   =============   ============    =============   ============
                                                                                                                            (1)



     (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.